                         RENDITION AFFILIATE AGREEMENT

     This Rendition Affiliate Agreement (the "Affiliate Agreement") is made and entered into as of June 22, 1998 (the "Effective Date") by and among Micron Technology, Inc., a Delaware corporation ("Micron"), Rendition, Inc., a California corporation ("Rendition"), and each of the undersigned shareholders of Rendition (each a "Shareholder" and collectively the "Shareholders").

                                   RECITALS

     A. This Affiliate Agreement is entered into pursuant to that certain Agreement and Plan of Reorganization dated as of June 22, 1998, as such may be amended (the "Plan of Reorganization"), entered into by and between Micron and Rendition. The Plan of Reorganization provides, among other things, for the statutory merger of Rendition with and into Micron (the "Merger"), in accordance with the terms and conditions of the Plan of Reorganization and the Agreement of Merger in the form attached thereto to be entered into between Micron and Rendition (the "Agreement of Merger"). The Plan of Reorganization and the Agreement of Merger are collectively referred to herein as the "Merger Agreements." Capitalized terms used herein and not defined herein shall have the meanings that such terms have in the Plan of Reorganization.

     B. The Merger Agreements provide for the conversion of all of the issued and outstanding capital stock of Rendition at the Effective Time of the Merger into shares of Micron Common Stock, all as more particularly set forth in the Merger Agreements.

     C. As a condition to Micron entering into, and performing its obligations under, the Plan of Reorganization, Micron has required that the Shareholders agree, and in order to induce Micron to enter into and perform its obligations arising under the Plan of Reorganization the Shareholders have agreed, to enter into this Affiliate Agreement.

     D. Each Shareholder understands that because the Merger is intended by the parties to qualify for "pooling-of-interests" accounting treatment and such Shareholder may be deemed to be an "affiliate" of Rendition within the meaning of the Securities Act of 1933, as amended (the "1933 Act"), the shares of Rendition Common Stock and/or Preferred Stock which such Shareholder owns, any shares of Rendition Common or Preferred Stock which such Shareholder may hereafter acquire, and any shares of Micron Common Stock acquired by Shareholder pursuant to the Merger may be disposed of only in conformity with the limitations described herein. Each Shareholder has been informed that the treatment of the Merger as a "pooling-of-interests" for financial accounting purposes is dependent upon the accuracy of certain of the representations and warranties and compliance with certain of the agreements set forth herein.

                                   AGREEMENT

     NOW, THEREFORE, the parties hereto hereby agree as follows:

1.  RENDITION SECURITIES
    --------------------

     Exhibit A hereto sets forth all shares of Rendition capital stock and any other securities of Rendition owned by each Shareholder, including all securities of Rendition as to which such Shareholder has sole or shared voting or investment power, and all rights, options and warrants to acquire shares of capital stock or other securities of Rendition granted to or held by such Shareholder (such shares of Rendition capital stock, other securities of Rendition and rights, options and warrants to acquire shares of capital stock or other securities of Rendition are hereinafter collectively referred to as "Rendition Stock"). As used herein, the term "New Rendition Securities" means, collectively, any and all shares of Rendition capital stock, other securities of Rendition and rights, options and warrants to acquire shares of Rendition capital stock or other securities of Rendition that a Shareholder may purchase or otherwise acquire any interest in (whether of record or beneficially), on and after the Effective Date of this Affiliate Agreement and prior to the Expiration Date (as defined below). All New Rendition Securities will be subject to the terms of this Affiliate Agreement to the same extent and in the same manner as if they were Rendition Stock. The Rendition Stock and the New Rendition Securities shall be collectively referred to herein as the "Rendition Securities." As used herein, the term "Expiration Date" means the earliest to occur of (i) the closing, consummation and effectiveness of the Merger, or (ii) such time as the Plan of Reorganization may be terminated in accordance with its terms.

2.  REPRESENTATIONS, WARRANTIES AND COVENANTS OF SHAREHOLDER
    --------------------------------------------------------

     2.1  Reliance upon Representations, Warranties and Covenants. Each
          -------------------------------------------------------
Shareholder has been informed that a "pooling of interests" for accounting purposes requires that "affiliates" (as defined below) of Rendition maintain their equity ownership interest in Rendition and Micron for a specified period of time before and after the Merger, subject to certain exceptions. Each Shareholder understands that the representations, warranties and covenants of such Shareholder set forth herein will be relied upon by Micron and Rendition and their respective shareholders, legal counsel and accounting firms.

     2.2  Representations, Warranties and Covenants of Shareholders.  Each
          ---------------------------------------------------------
Shareholder represents, warrants and covenants as follows:

          (a)  Authority; Affiliate Status.  Shareholder has full power and
               ---------------------------
authority to enter into, execute, deliver and perform Shareholder's obligations under this Affiliate Agreement and to make the representations, warranties and covenants herein contained. Shareholder further understands and agrees that Shareholder may be deemed to be an "affiliate" of Rendition within the meaning of the 1933 Act and, in particular, Rule 145 promulgated under the 1933 Act ("Rule 145"). However, nothing herein shall be construed as an admission as to any Shareholder's status as an affiliate of Rendition.

          (b)  Rendition Securities Owned.  Except as otherwise disclosed in
               --------------------------
the Rendition Disclosure Letter, at the date hereof, all the Rendition Stock owned by Shareholder is, and at all times until and through the Expiration Date all the Rendition Securities owned by Shareholder will be, free and clear of any rights of first refusal, co-sale rights, security interests, liens, pledges, claims, options, charges or other encumbrances.

          (c)  Further Assurances.  Shareholder agrees to execute and deliver
               ------------------
any additional documents reasonably necessary or desirable, in the opinion of Rendition or Micron, to carry out the purposes and intent of this Affiliate Agreement.

          (d)  Transfer Restrictions on Merger Securities.  As used herein,
               ------------------------------------------
the term "Merger Securities" means collectively, all shares of Micron Common Stock that are or may be issued by Micron in connection with the Merger or the transactions contemplated by the Merger Agreements, or to any former holder of Rendition options, warrants or rights to acquire shares of Rendition Common Stock or other Rendition capital stock, and any securities that may be paid as a dividend or otherwise distributed thereon or with respect thereto or issued or delivered in exchange or substitution therefor or upon conversion thereof. Shareholder agrees not to sell, transfer, exchange, pledge, or otherwise dispose of, or make any offer or agreement relating to, any of the Merger Securities and/or any option, right or other interest with respect to any Merger Securities that Shareholder may acquire, unless the transaction is not prohibited under the terms of this Agreement and: (i) such sale, transfer, exchange, pledge or disposition is permitted pursuant to Rule 145(d) under the 1933 Act (as contemplated by Section 3 hereof); (ii) Micron's legal counsel or legal counsel representing Shareholder, which counsel is reasonably satisfactory to Micron, shall have advised Micron in a written opinion letter reasonably satisfactory to Micron and Micron's legal counsel, and upon which Micron and its legal counsel may rely, that no registration under the 1933 Act would be required in connection with the proposed sale, transfer, exchange, pledge or other disposition of Merger Securities by Shareholder; (iii) a registration statement under the 1933 Act covering the Merger Securities proposed to be sold, transferred, exchanged, pledged or otherwise disposed of, describing the manner and terms of the proposed sale, transfer, exchange, pledge or other disposition, and containing a current prospectus, shall have been filed with the Securities and Exchange Commission ("SEC") and been declared effective by the SEC under the 1933 Act; or
(iv) an authorized representative of the SEC shall have rendered written advice to Shareholder (sought by Shareholder or counsel to Shareholder, with a copy thereof and all other related communications delivered to Micron and its legal counsel) to the effect that the SEC would taken no action, or that the staff of the SEC would not recommend that the SEC take action, with respect to the proposed disposition of Merger Securities, if consummated. Nothing herein imposes upon Micron any obligation to register any Merger Securities under the 1933 Act.

          (e)  Pooling Lock-Up.  Shareholder will not sell, transfer, exchange,
               ---------------
pledge or otherwise dispose of, or in any other way reduce Shareholder's risk of ownership or investment in, or make any offer or agreement relating to any of the foregoing with respect to any Rendition Securities or any rights, options or warrants to acquire Rendition Securities or any Merger Securities or other securities of Micron during the time period beginning thirty (30) days immediately preceding the Effective Time of the Merger and ending at such time after the Effective Time as Micron has publicly released the combined financial results of Micron and Rendition for a period of at least thirty (30) days of combined post-Merger operations. Micron agrees to publish such financial results in a manner consistent with Micron's prior practices. Notwithstanding the foregoing, Micron agrees that any "affiliates" of Rendition within the meaning of Rule 145 will be allowed as a group to sell up to an aggregate of one percent (1%) of Rendition Stock under the "de minimis" exceptions to the pooling-of-interest requirements, with no single affiliate being allowed to sell more than ten percent (10%) of the Rendition Stock held by such affiliate, provided each transaction is approved in advance by Micron's auditors.

          (f)  Partnership Distributions.  Notwithstanding the foregoing
               -------------------------
provisions of this Section 2.2, if the Shareholder is organized as a partnership, Rendition and Micron hereby agree that such partnership shall be permitted to make a distribution to its partners of shares of Rendition capital stock (if made prior to the effectiveness of the Merger) or of shares of Micron capital stock received in the Merger, so long as the Shareholder and its partnership distributees (i) agree to be bound by all of the terms and obligations of this Affiliate Agreement; and (ii) provide assurances, acceptable to Micron and Rendition in their reasonable discretion, that such distributions: are permissible under Rule 145 (if after the Merger); and will not prevent the Merger from being accounted for as a pooling-of-interests.

     2.3  Transfers.  Without limiting, in any way, any of the restrictions,
          ---------
terms, conditions and other provisions of this Affiliate Agreement, from the Effective Date hereof through and including the Expiration Date, if Shareholder sells, encumbers or otherwise disposes of any Rendition Securities, shall (i) provide written notice to Micron, as provided herein, immediately prior to any such sale, transfer, encumbrance or other disposition, in connection with an exchange for Merger Securities, (ii) if requested by Micron or Rendition, require the purchaser or other transferee of any such securities to be bound by all of the terms and obligations of this Affiliate Agreement, and (iii) if requested by Micron or Rendition, provided assurances, acceptable to Micron and Rendition in their reasonable discretion, that such sale, transfer, encumbrance or other disposition will not prevent the Merger from being accounted for as a pooling-of-interests.

3.  RESTRICTIONS ON RESALES
    -----------------------

     Each Shareholder understands that, in addition to the restrictions imposed under Section 2 of this Affiliate Agreement, the provisions of Rule 145 currently limit public resales of Merger Securities by a Shareholder, in the manner set forth in subsections (a), (b) and (c) below, until such time as a Shareholder has beneficially owned, within the meaning of Rule 144(d) under the 1933 Act, the Merger Securities for a period of at least one (1) year (or in some cases two (2) years) after the Effective Time of the Merger, and thereafter if and for so long as such Shareholder is an affiliate of Micron:

      (a)  145(d)(1).  Unless and until the restriction "cut-off" provisions
           ---------
of Rule 145(d)(2) or Rule 145(d)(3) set forth below become available, public resales of Merger Securities may be made by a Shareholder only in compliance with the requirements of Rule 145(d)(1). Rule 145(d)(1) permits such resales only: (i) if Micron meets the public information requirements of Rule 144(c);
(ii) in brokers' transactions or in transactions with a market maker; and (iii) where the aggregate number of Merger Securities sold at any time together with all sales of restricted Micron Common Stock sold by or for a Shareholder's account during the preceding three-month period does not exceed the greater of:
(i) one percent (1%) of the shares of Micron Common Stock outstanding as shown by the most recent report or statement published by Micron, or (ii) the average weekly volume of trading in Micron Common Stock on all national securities exchanges, or reported through the automated quotation system of a registered securities association, during the four calendar weeks preceding the date of receipt of the order to execute the sale.

      (b)  145(d)(2).  A Shareholder may make unrestricted resales of Merger
           ---------
Securities pursuant to Rule 145(d)(2) if: (i) such Shareholder has beneficially owned (within the meaning of Rule 144(d) under the 1933 Act) the Merger Securities for at least one (1) year after the Effective Time of the Merger;
(ii) such Shareholder is not an affiliate of Micron; and (iii) Micron meets the public information requirements of Rule 144(c).

      (c). 145(d)(3). A Shareholder may make unrestricted resales of Merger
           ---------
Securities pursuant to Rule 145(d)(3) if Shareholder has beneficially owned (within the meaning of Rule 144(d) under the 1933 Act) the Merger Securities for at least two (2) years after the Effective Time of the Merger and is not, and has not been for at least three (3) months, an affiliate of Micron.

     Micron acknowledges that the provisions of Section 2.2(d) of this Affiliate Agreement will be satisfied as to any sale by a Shareholder of Merger Securities pursuant to Rule 145(d) by a broker's letter and a letter from the Shareholder with respect to that sale stating either that (i) each of the above-described requirements of Rule 145(d)(1) has been met or (ii) are inapplicable by virtue of Rule 145(d)(2) or Rule 145(d)(3) and each of the above-described requirements of Rule 145(d)(2) or (d)(3) (as applicable) have been met; provided that in each case Micron has no reasonable basis to believe such sales were not made in compliance with such provisions of Rule 145(d).

4.  LEGENDS
    -------

     Each Shareholder also understands and agrees that stop transfer instructions will be given to Micron's transfer agent with respect to certificates evidencing the Merger Securities to enforce (i) each Shareholder's compliance with such Shareholder's representations in Section 2.2(e), (ii) each Shareholder's agreements in Section 3 and (iii) each Shareholder's compliance with applicable securities laws regarding the Merger Securities, and that there will be placed on the certificates evidencing such Merger Securities such legends as Micron or its counsel may reasonably require, including without limitation, a legend providing substantially as follows:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED, EXCHANGED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, ANY APPLICABLE STATE SECURITIES LAWS, AND THE OTHER CONDITIONS SPECIFIED IN
     THAT CERTAIN AFFILIATE AGREEMENT DATED AS OF       , 1998 AMONG MICRON
     TECHNOLOGY, INC., RENDITION, INC. AND THE HOLDER OF SUCH SHARES, A COPY OF WHICH MAY BE INSPECTED BY THE HOLDER OF THIS CERTIFICATE AT THE OFFICES OF MICRON. MICRON WILL FURNISH, WITHOUT CHARGE, A COPY THEREOF TO THE HOLDER OF THIS CERTIFICATE, UPON WRITTEN REQUEST THEREFOR."

It is understood and agreed that the legend set forth above shall be modified or removed, consistent with the provisions hereof, at the written request of Shareholder, under circumstances deemed reasonable by Micron and its legal counsel.

5.  MISCELLANEOUS
    -------------

     5.1  Notices.  Any notice or other communication required or permitted to
          -------
be given under this Affiliate Agreement will be in writing, will be delivered personally, by telecopier (with a hard copy also mailed), or by registered or certified mail, postage prepaid and will be deemed given upon delivery, if delivery personally, one business day after transmission by telecopier with confirmation of receipt, or three (3) business days after deposit in the mails, if mailed, to the following addresses:

          (i)  If to Micron:

               Micron Technology, Inc.
               8000 South Federal Way
               Boise, ID  83706-9632
               Attention:  General Counsel

               With a copy to:

               Chris Anderson
               Holland & Hart LLP
               215 South State Street, Suite 500
               Salt Lake City, UT  84111-2346

         (ii)  If to Rendition:

               Rendition, Inc.
               999 E. Arques Avenue
               Sunnyvale, CA  94086
               Attention:  President

               With a copy to:

               Susan Dunn
               Fenwick & West LLP
               Two Palo Alto Square
               Palo Alto, California 94306

               If to a Shareholder:

               To the address for notice for such Shareholder set forth in Exhibit A hereto.

Or to such other address as a party may have furnished to the other parties in writing pursuant to this Section 5.1.

      5.2  Termination.  This Affiliate Agreement shall be terminated and shall
           -----------
be of no further force and effect upon the termination of the Plan of Reorganization pursuant to its terms.

      5.3  Counterparts.  This Affiliate Agreement may be executed in any
           ------------
number of counterparts, each of which will be an original as regards any party whose signature appears thereon and all of which together will constitute one and the same instrument. This Affiliate Agreement will become binding when one or more counterparts hereof, individually or taken together, will bear the signatures of all parties reflected hereon as signatories.

      5.4  Assignment; Binding Upon Successors and Assigns.  No party hereto may
           -----------------------------------------------
assign any of its rights or obligations hereunder without the prior written consent of the other parties hereto. This Affiliate Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

      5.5  Waiver and Amendment.  The waiver by a party of any breach hereof or
           --------------------
default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default. This Affiliate Agreement may be amended by the parties hereto upon the execution and delivery of a written agreement executed by the parties hereto at any time before or after approval of the Merger by the Rendition shareholders, but, after such approval, no amendment will be made which by applicable law requires the further approval of the Rendition shareholders without obtaining such further approval.

      5.6  Governing Law.  The internal laws of the State of Delaware
           -------------
(irrespective of its choice of law principles) will govern the validity of this Affiliate Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.

      5.7  Severability.  If any term, provision, covenant or restriction of
           ------------
this Affiliate Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Affiliate Agreement will remain in full force and effect and will in no way be effected, impaired or invalidated. The parties further agree to replace such invalid or unenforceable term with a valid and enforceable provision that will achieve, the greatest extent possible, the economic, business and other purposes of the invalid or unenforceable provision.

      5.8  Construction of Agreement.  This Affiliate Agreement has been
           -------------------------
negotiated by the respective parties hereto and their attorneys and the language hereof will not be construed for or against either party. A reference to a Section will mean a Section in this Affiliate Agreement unless otherwise explicitly set forth. The titles and headings herein are for reference purposes only and will not in any manner limit the construction of this Affiliate Agreement which will be considered as a whole.

     5.9  Attorneys' Fees.  Should suit be brought to enforce or interpret any
          ---------------
part of this Affiliate Agreement, the prevailing party will be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys' fees to be fixed by the court (including without limitation, costs, expenses and fees on any appeal). The prevailing party will be entitled to recover its costs of suit, regardless of whether such suit proceeds to final judgment.

     IN WITNESS WHEREOF, the parties hereto have executed this Affiliate Agreement as of the date first set forth above.

APA EXCELSIOR IV, L.P.
By:  APA Excelsior IV Partners, L.P.,
     its General Partner
By:  Patricof & Co. Managers, Inc.,
     its General Partner

By:  /s/ Janet G. Effland
     Janet G. Effland
     Vice President


COUTTS & CO. (CAYMAN) LTD,
Custodian for APA Excelsior IV/Offshore
By:  Patricof & Co. Ventures, Inc.
     its Investment Adviser

By:  /s/ Janet G. Effland
     Janet G. Effland
     Managing Director


THE P/A FUND III, L.P.
By:  APA Pennsylvania Partners III, L.P.,
     its General Partner
By:  Patricof & Co. Managers, Inc.,
     its General Partner

By:  /s/ Janet G. Effland
     Janet G. Effland
     Vice President

PATRICOF PRIVATE INVESTMENT CLUB, L.P.
By:  APA Excelsior IV Partners, L.P.,
     its General Partner
By:  Patricof & Co. Managers, Inc.,
     its General Partner

By:  /s/ Janet G. Effland
     Janet G. Effland
     Vice President


PAUL VAIS

/s/ Paul Vais
-------------


MATRIX PARTNERS III, L.P.

By:  /s/ Joseph D. Rizzi
Name:  Joseph D. Rizzi
Title:  General Partner
Company:  Matrix Partners III, L.P.


JOSEPH D. RIZZI

/s/ Joseph D. Rizzi


OCEAN PARK VENTURES, L.P.

By:  /s/ Jim Gauer
Name:  Jim Gauer
Title:  General Partner


ENTERPRISE PARTNERS III, L.P.

By:   /s/ Charles Martin
Name:  Charles Martin
Title:  General Partner
Company:  Enterprise Management Partners III
Its:  General Partner

ENTERPRISE PARTNERS III ASSOCIATES, L.P.

By:   /s/ Charles Martin
Name:   Charles Martin
Title:  General Partner
Company:  Enterprise Management Partners III
Its:  General Partner


JIM GAUER

/s/ Jim Gauer


INTERWEST PARTNERS V, L.P.

By:   /s/ Philip T. Gianos
Name:  Philip T. Gianos
Title:  General Partner
Company:  InterWest Management Partners V, L.P.
Its:  General Partner

INTERWEST INVESTORS V, L.P.

By:  /s/ Philip T. Gianos
Name:  Philip T. Gianos
Title:  General Partner
Company:  InterWest Management Partners V, L.P.
Its:  General Partner


PHILIP T. GIANOS

/s/ Philip T. Gianos


MICHAEL D. BOICH

/s/ Michael D. Boich


JOHN ZUCKER

/s/ John Zucker

ROBERT MULLIS

/s/ Robert Mullis


MICHAEL McGREGOR

/s/ Michael McGregor


JAMES R. PETERSON

/s/ James R. Peterson


JAY C. EISENLOHR

/s/ Jay C. Eisenlohr


LAURA PERRONE

/s/ Laura Perrone


JOHN PAYNE

/s/ John Payne


MOHR-PAYNE TRUST 10-8-91

By:  /s/ John Payne
Name:  John Payne
Title:  Trustee

/s/ Patrick W. Little
Patrick W. Little


MICRON TECHNOLOGY, INC.,
a Delaware corporation


By /s/ Steven R. Appleton
Name: Steven R. Appleton
Title: Chairman, CEO and President


RENDITION, INC.,
a California corporation


By /s/ John Zucker
Name: John Zucker
Title: CEO